UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 9, 2014

Federal Home Loan Bank of Dallas
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51405	71-6013989
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8500 Freeport Parkway South, Suite 600, Irving, Texas		75063-2547
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-441-8500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2014, the Compensation and Human Resources Committee of the Board of Directors of the Federal Home Loan Bank of Dallas ("Bank"), acting upon a recommendation from the Bank’s President and Chief Executive Officer, approved a salary increase for Tom Lewis (one of the Bank’s named executive officers), subject to the review of the Federal Housing Finance Agency ("FHFA"). On July 9, 2014, the FHFA informed the Bank that it did not object to the salary increase. Mr. Lewis’ base salary was increased from $300,235 to $322,000, effective July 9, 2014. The Bank increased Mr. Lewis’ base salary in recognition of his recent promotion from Chief Accounting Officer to Chief Financial Officer. Mr. Lewis, a Senior Vice President, has served as the Bank’s principal financial officer since January 1, 2014 and he also continues to serve as the Bank’s principal accounting officer, a role he has filled since he joined the Bank in January 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas

July 15, 2014	By:	/s/ Sanjay Bhasin

Name: Sanjay Bhasin
Title: President and Chief Executive Officer